UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On June 22, 2021, Cerecor entered into an Exclusive Patent License Agreement with Sanford Burnham Prebys Medical Discovery Institute (the “Sanford Burnham Prebys License Agreement”) under which Cerecor obtained an exclusive license to a portfolio of issued patents and patent applications covering an immune checkpoint program referred to as CERC-008.

Under the Sanford Burnham Prebys License Agreement, Cerecor will pay Sanford Burnham Prebys a mid-six digit upfront license fee and mid-five digit annual maintenance fees. Cerecor will also pay Sanford Burnham Prebys milestone payments aggregating up to approximately $70 million based on achievement of success-based development, regulatory and sales-based milestones. In addition, Cerecor will pay Sanford Burnham Prebys (a) tiered low-to-mid single digit percentage royalties on net sales of products covered by the patents licensed from Sanford Burnham Prebys during a country-by-country royalty term and (b) a tiered low double-digit percentage of the payments that Cerecor receives from sublicensing of its rights under the Sanford Burnham Prebys License Agreement, subject to certain exclusions.

The License Agreement will remain in effect while Cerecor and its affiliates and sublicensees develop and commercialize products covered by the patents licensed from Sanford Burnham Prebys subject to customary termination rights.

The foregoing description of the Sanford Burnham Prebys License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sanford Burnham Prebys License Agreement, a copy of which Cerecor expects to file as an exhibit to Cerecor’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2021 (the “Form 10-Q”). Cerecor intends to seek confidential treatment for certain terms of the Sanford Burnham Prebys License Agreement at the time of filing such agreement with the Form 10-Q, which will be redacted from the exhibit.

A copy of the press release issued by Cerecor in connection with the Sanford Burnham Prebys License Agreement is included as Exhibit 99.1 hereto.

Item 8.01.    Other Events.

On May 28, 2021, Cerecor outlicensed all of its rights in respect of its non-core asset, CERC-301, to Alto Neuroscience, Inc. (“Alto”). Cerecor will receive a mid-six digit upfront payment and can earn development, regulatory and sales-based milestone payments as well as modest royalties based on Alto’s activities under the outlicense.

On June 9, 2021, Cerecor assigned all of its rights under an in-license covering its non-core asset, CERC-406, to ES Therapeutics, LLC (“ES”). Cerecor will receive a low-six digit upfront payment and can earn development, regulatory and sales-based milestone payments based on ES’s activities under the assigned license. ES is a wholly-owned subsidiary of Armistice Capital Master Fund Ltd., which is an affiliate of Armistice Capital, LLC and Cerecor director, Steven Boyd. The transaction with ES was approved in accordance with Cerecor’s related party transaction policy.

A copy of the press release issued by Cerecor in connection with the divestitures is included as Exhibit 99.1 hereto.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 23, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: June 23, 2021	By:	/s/ Schond L. Greenway
Schond L. Greenway
Chief Financial Officer

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